UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACLS	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2012 Equity Incentive Plan

At the 2019 annual meeting of the stockholders of Axcelis Technologies, Inc. (the “Company”) held on May 14, 2019 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2012 Equity Incentive Plan (the “Amended Equity Plan”) to increase the number of shares of common stock reserved under the plan for future issuance by 3,000,000 shares. The Company’s Board of Directors and the Compensation Committee of the Board of Directors previously approved the Amended Equity Plan, subject to such stockholder approval. The Company’s executive officers are eligible to participate in the Amended Equity Plan. A summary of the material terms of the Amended Equity Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 27, 2019 (the “Proxy Statement”). A copy of the Amended Equity Plan is filed with the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 annual meeting of stockholders of the Company was held at our offices at 108 Cherry Hill Drive, Beverly, Massachusetts on May 14, 2019. Out of 32,826,733 shares of Common Stock (as of the record date of March 18, 2019) entitled to vote at the meeting, 30,152,264 shares, or 91.85%, were present in person or by proxy.

1.              At the Annual Meeting, each of the eight nominees for election as directors received the number of votes set opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company:

	Number of Votes
Proposal 1	For	Withheld	Broker Non- Votes	Percentage of Total Voted For
Proposal to elect the following nominees as a director
1. Tzu-Yin Chiu	21,195,622	4,829,819	4,126,823	81.44%
2. Richard J. Faubert	25,970,675	54,766	4,126,823	99.79%
3. R. John Fletcher	25,076,636	948,805	4,126,823	96.35%
4. Arthur L. George, Jr.	25,966,478	58,963	4,126,823	99.77%
5. Joseph P. Keithley	21,034,454	4,990,987	4,126,823	80.82%
6. John T. Kurtzweil	25,973,436	52,005	4,126,823	99.80%
7. Mary G. Puma	25,956,711	68,730	4,126,823	99.74%
8. Thomas St. Dennis	21,168,893	4,856,548	4,126,823	81.34%

2.              The following sets forth the tally of the votes cast on the proposal to approve the amendment to the 2012 Equity Incentive Plan, as adopted by the Board of Directors. A majority of the votes cast were voted in favor of the approval of the 2012 Equity Incentive Plan, as amended by the Board of Directors, and therefore the amended 2012 Equity Incentive Plan has been approved by the stockholders:

Number of Votes
				Broker	Percentage
				Non-	of Total
Proposal 2	For	Against	Abstaining	Votes	Voted For
Proposal to approve the amendment to the 2012 Equity Incentive Plan, as amended.	23,539,293	2,443,776	42,372	4,126,823	90.6%

3.              The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2019. A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders:

Number of Votes
				Broker	Percentage of
				Non-	Total Voted
Proposal 3	For	Against	Abstaining	Votes	For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2019.	29,701,147	423,973	27,144	0	98.6%

4.              The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2018, as described under “Executive Compensation” in the proxy statement for the meeting. A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

Number of Votes
				Broker	Percentage
				Non-	of Total
Proposal 4	For	Against	Abstaining	Votes	Voted For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2018, as described under “Executive Compensation” in the proxy statement for this meeting.	24,955,354	1,020,566	49,521	4,126,823	96.1%

Item 8.01 Other Events.

On May 15, 2019, the Board of Directors of the Company:

•                  elected Richard J. Faubert as the Chairman of the Board of Directors;

•                  appointed R. John Fletcher, Arthur L. George, Jr., John T. Kurtzweil and Richard J. Faubert to serve as the Compensation Committee of the Board of Directors, with Mr. Fletcher designated as Chairman thereof;

•                  appointed Joseph P. Keithley, John T. Kurtzweil and R. John Fletcher to serve as the Audit Committee of the Board of Directors, with Mr. Kurtzweil designated as Chairman thereof;

•                  appointed Tzu-Yin Chiu, Joseph P. Keithley and Thomas St. Dennis to serve as the Nominating and Governance Committee of the Board of Directors, with Mr. Keithley designated as Chairman thereof; and

•                  appointed Tzu-Yin Chiu, Richard J. Faubert, Arthur L. George, Jr. and Thomas St. Dennis to serve as the Technology and Product Development Committee of the Board of Directors, with Mr. George designated as Chairman thereof.

Such election and appointments are to serve until the next annual meeting of the Board of Directors and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2019	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel